                                                                    Exhibit 10.8

                                LEASE AGREEMENT

This lease made this 15th of March, 2007 (the "EFFECTIVE DATE"), between WLLEY
PROPERTIES, INC, (herein referred to as "LESSOR" and HADCO METAL TRADING CO,
LLC(herein referred to as "LESSEE").

                                   WITNESSETH:

That in consideration of the covenants and conditions contained herein, the
Parties agree as follows:

1. LEASE: Lessor hereby leases to Leases the Premises described herein. Leasee hereby takes the Premises from Lessor for the term and upon the covenants and conditions contained herein.

2. PREMISES: The Lease pertains to the Premises designated as Building 1, situated at 13055 49th Street North, Clearwater, FL 33762, consisting of approximately 26,763 square feet together with appurtenant parking areas, driveways, and landscaped areas, all being that area shown on the site plan drawing attached hereto and by the reference incorporated herein as Addendum A
(the "PREMISES") and being a part of a commercial industrial project referred to herein as the "PROJECT".

3. TERM:

     a. INITIAL TERM. The initial term of this Lease (the "INITIAL TERM") shall begin on March 15, 2007 (the "LEASE COMMENCEMENT DATE") and end on March
     14, 2012 (the "TERMINATION DATE"). A "LEASE YEAR", within the meaning of this Lease shall be each one-year period from March 15 of one calendar year through and including March 14 of the succeeding calendar year of this
     Lease.

     b. RENEWAL; AUTOMATIC; ADJUSTMENT IN RENT: Upon the expiration of the
     Initial Term of this Lease, provided this Lease has not been previously terminated pursuant the provision of this Lease, and further provided that an Event of Default shall not have occurred and remain uncured as of the date on which renewal shall occur, the Leasse shall notify Lessor in writing prior to each renewal term. Leases is givin the option for Two(2)
     additional Five(5) year Renewal Term(s), unless on or before six(6) months prior to the current Termination Date of this Lease. Lesses has given written notice of Lessee's intention not to renew this Lease for such additional Renewal Term. The foregoing provisions regarding automatic renewal, terms of this Lease. In the event Lessee renews the Lease for a
     Renewal Term, the Rent for the Renewal Term shall be adjusted in accordance with the provisions of the Rental Rate Adjustment Addendum, which is attached hereto and by this reference incorporated herein as Addendum B.

4. RENT: The rental payments due during the Initial Term of this Lease shall be in the amount of $10,272.11 per month ("MONTHLY BASE RENT"), commencing with the
Rent Commencement Date (as hereinafter defined). Monthly Base Rent will be adjusted in accordance with the Rental Rate Adjustment Addendum, which is attached hereto and by this reference incorporated herein as Addendum B.
Additionally, Lessee shall pay monthly an amount equal to $1.43 per square foot or $3,189.26 per month (the "OPERATING EXPENSES") commencing with the Rent
Commencement Date for reimbursement of expenses described in Section 5 below. At the time of renewals the Base Rental amount should include the $500.00 additional rent taken as a discount for the initial term.

Monthly Base Rent, Operation Expenses (which together are referred to as "RENT")
and Sales Tax thereon shall be paid to Lessor at Lessor's place of business as described herein, as follows:

     a. INITIAL PAYMENT: Upon the execution of this Lease, Lessee shall make a payment of $14,403.67(which consists of the Rent and Sales Tax thereon for the first full calendar month after the Rent Commencement Date) together with an additional payment of $14,403.67(which consists of an amount to be applied for the last month's Rent for the Initial Term).

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     b. FUTURE PAYMENT OF RENT AND SALES TAX: All future Rent and Sales Tax shall be due and payable on the 1st day of each month, commencing on the
     1st day of the first calendar month following the Rent Commencement Date.

     c. DELINQUENCY CHARGE. A fifteen percent(15.0%) delinquency charge will be applied to any payment not received by the 10th day of each month. All delinquency charges shall be included by Lease in its deliquent Rent payment when said deliquent Rent payment is subsequently paid. The assesement and/or collection of any deliquency charges shall not in any way be construed or deemed to be a waiver of the requirement of prompt payment or a continuing waiver of any of the terms, provisions, covenants or conditions of the Lease. Lessee acknowledges that Lessor shall incur additional expenses in collecting and administering late rents and agrees that the foregoing delinquency charge is a fair and reasonable charge and not a penalty nor shall it be deemed interest on unpaid Rent.

     d. ADJUSTMENTS TO RENT: The Base Rent set forth in this paragraph 4 shall be subject to adjustments as otherwise provided in Addendum B of this
     Lease.

     e. RETURNED CHECK: Upon written notice by Lessor, provided a check issued by Lessee has been returned to Lessor unpaid, for whatever reason, Lessor may require Lessee to make all further rental payments in cash or by cashier's check.

     f. SALES TAX. All Rent and sums deemed Rent hereunder shall be subject to applicable Florida slaes tax (the "Sales Tax), currently 7%.

5. OPERATING EXPENSES.

     a. Lessee shall pay as Operating Expenses the amount of $1.43 per square foot of floor area in the Premises for a total of $3,189.26 per month representing Leasee's estimated monthly prorata shares of annual real property taxes and assessment, premiums for liability and perils Insurance in amounts and coverages deemed appropriate by Lessor, landscape maintenance and other common area expenses typically incurred by single day shall be one-thirtieth (1/30th) of Operating Expenses.

     b. As of the Commencement Date of this Lease, Lessor has estimated Lessee's
     Operating Expenses for the balance of the current calendar year. Lessee shall pay Lessee's Operating Expenses. In advance, along with the payment of Monthly Base Rent, Lessee shall continue to make said monthly payments until notified by Lessor of a change. By April 1 of each year (or such later date as may be practicable). Lessor shall give Lessee a statement showing the expenses enumerated above for the previous year (or part year as applicable) upon which Lessee's Operating Expenses amount is based, and the calculation of Lessee's Operating Expenses. At the same time Lessor shall provide Lessee with a calculation of Lessee's estimated Operating
     Expenses for the current year. In the event the total of the monthly payments of Operating Expenses which Lessee has made for the prior calendar year shall be less than the Lessee's actual share of the expenses upon which Operating Expenses amount is based, then Lessee shall pay the difference in a lump sum within thirty (30) days after receipt of such statement. Any overpayment by Lessee shall first be credited toward the next installment of Operating Expenses and then credited toward the next installment of Monthly Base Rent. Even though the Term of this Lease may have expired and Lessee may have vacated the Premises, when the final determination is made of Lessee's share of Operating Expenses for the year in which this Lease terminates, Lessee shall timely pay any balance due over the estimated Operating Expenses previously paid and, conversely, any overpayment made shall be refunded by Lessor to Lessee.

6. SECURITY DEPOSIT: Concurrently with Lessee's execution of this Lease, Lessee shall deposit $10,272.11 with Lessor which shall be held by Lessor as security for the performance by Lessee

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of its obligations under this Lease. The security deposit is not rent for the last or any other month of the Term. If Lessee defaults with respect to any of its obligation under this Agreement, Lessor may use or retain all or any part of the security deposit for the payment of any amount due Lessor hereunder or for any other amount, loss or damage which Lessor may incur or suffer by reason of
Lessee's default. Lessee shall not be entitled to interest on the security deposit, and the security deposit is not a limit on Lessee's liability.

7. NOTICES: Unless provided to the contrary herein, notices hereunder may be given by manual delivery or by registered or certified mail, return receipt requested, or by overnight commercial courier service such as FedEx. Notice shall be deemed received upon manual delivery; three (3) calendar days after post marked, when property addressed and postage prepaid for return receipt service; or, one (1) Business Day after deposited with an overnight commercial courier service. As used in this Lesse, the term "BUSINESS DAY" shall mean any day when federally-insured banks are open for business. Notice given by mail shall be sent to the parties at their addresses shown herein below although courier delivery to Lessee shall be made to its physical address. The parties to this Lease may change their addresses for the purpose of receiving notices, but no change shall be effective until written notice is actually received by the other party. The provisions of this paragraph shall also apply to Rent payments hereunder. The addresses of the parties for notice purposes are as follows:

          LESSOR'S ADDRESS:

                 Wiley Properties, Inc.
                 13000 Automobile Blvd. Suite 501
                 Clearwater, FL 33762

          LESSEE'S ADDRESS:

                 Hadco Metal Trading Co., LLC
                 104-20 Merrick Blvd.
                 Jamaica, NY 11433

8. USE OF AND OCCUPANCY OF THE PREMISES:

     a. OCCUPANCY BEFORE RENT COMMENCEMENT DATE. Lessee shall be entitled to take occupancy of the Premises at any time after Effective Date of this
     Lease for the sole purpose of making preliminary arrangements for occupancy as a warehouse facility with general office space related thereto (as hereinafter discussed); provided, however, no construction may commence on the Premises until after the Rent Commencement Date.

     b. USE RESTRICTIONS. Lessee shall use and occupy the Premises as a warehouse facility with general office space related thereto ("TENANT'S
     PERMITTED USE"), and for no other purpose. No Lessee or any employee of
     Lessee may at any time occupy any part of the Premises as sleeping or lodging quarters. No birds, fowl, or animals shall be brought into or kept in or about the buildings, without the prior written consent of Lessor. No outside storage, which has not been approved by Lessor, shall be permitted within any common areas servicing the leased Premises. All plate and other glass not in the Premises, which is broken through cause attributable to
     Lessee, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall be replaced by and at the expense of the Lessee, under the direction of the Lessor. Lessor will not be responsible for lost or stolen personal property, equipment or money from the Premises regardless of whether such loss occurs when and area is locked against entry or not.

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     c. COMPLIANCE WITH LAWS. Lessee agrees to comply with all laws, orders, rules, and regulations of any governmental body relating to the manner of
     Lessee's use and occupancy of the Premises or any alterations made by
     Lessee, and Lessee will pay all costs and expenses incidental to such compliance, including any modification necessitated by the Americans with
     Disabilities Act. Lessee agrees to indemnify and save Lessor harmless from and against any claims, costs, liability or expenses related to Lessee's failure to bring the Premises into such compliance. Should Lessee fail to comply with any part of the provisions contained in this section, the
     Lessor may, after ten (10) days notice to Lessee, comply therewith, and the Lessor's cost and expense in so doing may be considered as additional
     Rent due and shall be included in any lien for Rent due and unpaid.

     d. PARKING. Lessor shall have the right to reasonably restrict the number and location of truck/tractor trailers for the overall benefit of the
     Premises and other properties in the vicinity of the Premises, it being agreed that it is not the intent of this Lease to provide unrestricted parking for automobiles or commercial vehicles. At no time shall the parking of these or other vehicles be permitted in the fire lanes serving the industrial project in which the Premises are located.

9. IMPROVEMENTS:

     a. LESSOR CONSENT REQUIRED. Lessee will not make any alterations or improvements to the Premises without written consent of Lessor, which will not be unreasonably withheld or delayed. Notwithstanding the foregoing,
     Lessor's consent is conditional on the following: (i) all work shall be performed by duly licensed contractors and in accordance with applicable governmental regulations and (ii) all exterior designs shall be subject to the review and approval of Lessor, and (iii) without being deemed arbitrary, Lessor may impose a standard of construction and design that is consistent with that of Lessor's other property improvements in the immediate area of the Premises. Preliminary work to be conducted by Lessee that has been approved by Lessor is described in EXHIBIT C attached hereto and made a part hereof.

     b. REMOVAL OF PERSONAL PROPERTY. In any event, any such improvements or alterations made by the Lessee shall, at Lessor's election, remain or become part of the property of Lessor at the time of expiration or termination of this Lease. Provided Lessee is not in default at the time of expiration of this Lease, all personal property placed on the Premises by
     Lessee, which are removable by Lessee without permanently damaging the
     Premises, including shelving, telephone and other communications equipment, computer equipment and tools and equipment associated with Lessee's business operation, may be removed by Lessee upon the expiration of Lease, provided Lessee repairs any damage caused by such removal. However, if
     Lessee, at such time, is in default under the terms and conditions of this
     Lease, Lessee may not remove said personal property without the express consent of the Lessor. In the event Lessee improvements creates an additional assessment in ad-valorem taxes, Lessee shall be required to reimburse Lessor according to the amount of such an increase.

     c. EQUIPMENT PLACEMENT. Lessor shall have the right to determine and prescribe the maximum weight and proper placement of any heavy equipment that is to be placed in the buildings, and only those which, in the opinion of Lessor, will not do damage to the floors, building structures or elevators, may be moved into the buildings. Such installations shall be placed and maintained by the Lessee, at Lessee's expense, in settings sufficient, in Lessor's Judgment, to absorb and prevent vibration, noise, annoyance, deterioration of the floors, building structures or elevators, if any, Lessor shall not be held responsible for any damage and/or liability attributable to Lessee's equipment placement.

10. IDENTIFICATIONS SIGNS: All identification signs, awnings, and/or other signs on the Premises shall be erected by Lessee. The location, number, size and design of all signs of Lessee shall be subject to approval of Lessor, in
Lessor's sole discretion, and shall be consistent with applicable governmental requirements. Lessee shall promptly apply for and take all action as is reasonably necessary to secure the requisite government approvals for installation of signs approved by Lessor.

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11. UTILITIES: Leasee agrees to pay all charges for separately-metered water, sewer, gas, electricity, telephone and cable, garbage collection and for replacement of celling light bulbs and tubes and all other illumination. Any utility charges that are not separately metered shall be included in Operating
Expenses and paid to Lessor as provided in this Lease. Lessor shall have no liability for interruptions in utility services, unless such interruptions are caused by the willful actions or gross negligence of Lessor. If any such services are billed to Lessor, Lessee agrees to pay all such charges not more than fifteen (15) days after receipt of an invoice from Lessor.

12. MAINTENANCE: Lessee agrees to keep the lessed Premises and appurtenances in good order and repair and in a clean, safe, and healthy condition (excluding, however, the roof and structural members of the building of which the Premises form a part and all repairs made necessary by reason of fire or other unavoidable casualties). Lessor shall also be responsible for permanently embedded in walls or floors, electrical and plumbing systems and fixtures as long as the damages were not incurred by the tenants neglect or wrong doing. At
Lessee's own cost and expense, including all mechanical equipment furnished by
Lessor and any electrical lines, HAVC, or condults not imbedded in the walls or floors Lessee shall promptly make or cause to be made all repairs, interior and non-structural exterior, ordinary and extraordinary, foreseen and unforeseen, necessary to keep the Premises in good and lawful order and condition. Lessee shall maintain garbage containers in good order and repair. Material repairs or replacement of any mechanical equipment or utility lines or condults shall be subject to Lessor's prior approval, which shall not be unreasonably withheld, conditioned or delayed.

13. TAXES. Lessee shall pay all personal property taxes which are assessed against any property of Lessee located on the Premises no later than twenty-five
(25) days prior to the same becoming delinquent. Lessee shall furnish Lessor evidence of payment of such taxes within three (3) business days after payment of same.

14. INSPECTIONS: Lessor may at reasonable times, inspect, alter or repair the
Premises when necessary for its safety or preservation. Lessor may show the
Premises to others at any reasonable time within six (6) months immediately preceding the expiration of any Term of this Lease, provided the Lease has not then been renewed as provided for herein, and may affix a notice for letting or selling the Premises on any suitable part of the Premises, except windows or entrances.

15. SUBORDINATION TO MORTGAGE: Lessee agrees that this Lease is and shall be subordinate to any first mortgage or blanket mortgage placed upon the Premises or the Project, provided that for so long as Lessee faithfully discharges its obligations of the terms of this Lease and is not in default hereunder. (a) its tenancy will not be disturbed nor this Lesse affected by any default under such mortgage; (b) the right of tenancy thereunder shall expressly survive and shall not be cut off; (c) this Lesse shall, in all respects, continue in full force and effect; and (d) Lesses agrees to and does attom to the foreclosing lender or other party taking title to the Premises as a consequence of a foreclosure or transfer of title in lieu thereof.

16. ESTOPPEL CERTIFICATE: Lessee will execute and deliver to Lessor, within ten
(10) business days of Lessor's written demand, a statement in writing certifying that this Lesse is in full force and effect, and that the Base Monthly Rent and
Operating Expenses payable hereunder is unmodified and in full force and effect
(or, if modified, stating the nature of such modification) and the date to which rent and other charges are paid, if any, and acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder or specifying such defaults if they are claimed and such other matters as Lessor may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee that
(1) this Lease is in full force and effect, without modification except as may be represented by Lessor, (2) there are no uncured defaults in Lessor's performance and (3) not more than one (1) month's rent has been paid in advance.

17. INDEMNIFICATION: Lessee shall protect and indemnify Lessor and hold Lessor harmless from and against all claims, suits and actions by third-persons by reason of personal injury, death, or property damage occurring on or about the
Premises, while this Lesse remains in force, arising out of Lessee's use and occupancy of the Premises.

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18. INSURANCE:

     a. Except as expressly provided as Lessee's Permitted Use, or as otherwise consented to by Lessor in writing. Lessee shall not do or permit anything to be done within or about the Premises which will increase the existing rate of insurance on the Project and shall, at its sole cost and expense, comply with any requirements, pertaining to the Premises, of any insurance organization insuring the Project. Lessee agrees to pay to Lessor, as
     Additional Rent, any increases in premiums on policies directly resulting from Lessee's Permitted Use or other use consented to by Lessor which increases Lessor's premiums or requires extended coverage by Lessor to insure the Premises.

     b. Lessee, at all times during the term of this Lease and at Lessee's sole expense, will maintain a policy of standard fire and extended coverage insurance with "all risk" coverage on all Lessee's improvements and alterations in or about the Premises and on all of Lessee's personal property and equipment to the extent of at least ninety percent (90%) of their full replacement value. The proceeds from this policy will be used by
     Lessee for the replacement of personal property and equipment and the restoration of Lessee's improvements and/or alterations. This policy will contain an express waiver, in favor of Lessor, of any right of subrogation by the insurer.

     c. Lessee, at all times during the term on this Lease and at Lessee's sole expense, will maintain a policy of commercial general liability coverage with limits of not less than $2,000,000 combined single limit for bodily injury and property damage insuring against all liability of Lessee and its authorized representatives arising out of or in connection with Lessees's use or occupancy of the Premises.

     d. All insurance required to be maintained by Lessee will name Lessor and/or Lessor's designated partners and affiliates as an additional insured and will include an expense waiver of subrogation by the insurer in favor of Lessor and Lessee and will release Lessor from any claims for damage to any person, to the Premises, and to the Project, and to Lessee's personal property, equipment, improvements and alterations in or on the Premises of the Project, caused by or resulting from risks which are to be insured against by Lessee under the Lease, except matters arising from the gross negligence or willful misconduct of Lessor, its employees, officers, agents. All insurance required to be provided by Lessee under this Lease will (a) be issued by an insurance company authorized to do business in the state in which the Premises are located and which has and maintains a rating of A/X in the Best's insurance Reports or the equivalent. (b) be primary and noncontributing with any insurance carried by Lessor, and. (c)
     contain an endorsement requiring at least thirty (30) days prior written notice of cancellation to Lessor before cancellation or change in coverage, scope or limit of any policy. Lessee will deliver a certificate of insurance or a copy of the policy to Lessor within thirty (30) days of execution of this Lease and will provide evidence of renewed insurance coverage at each anniversary, and prior to the expiration of any current policies; however, in no event will Lessee be allowed to occupy the
     Premises before providing adequate and acceptable proof of insurance as stated above. Lessee's failure to provide evidence of this coverage to
     Lessor may, in Lessor's sole discretion, constitute a default under this
     Lease.

     e. Lessor agrees to purchase and keep in full force and effect during the
     Lease Term insurance under policies issued by insurrers authorized to do business in the State of Florida and which maintain a rating of A/VIII in the Best's Insurance Reports or the equivalent, (i) of standard commercial general liability with a limit of not less than Two Million Dollars
     ($2,000,000) combined single limit for bodily injury, and (ii) on the
     Project in amounts not less than the full replacement costs of the Projectr
     (above foundations) insuring against fire and other such risks as may be included in standard forms of fire and extended coverage insurance available from time to time. Lessor agrees to deliver certificates to insurance to Lessee within thirty (30) days of

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     execution of this Lease and will provide evidence of renewed insurance coverage upon request by Lessee, but not more frequently than annually. The cost of such insurance shall be considered an Operating Expenses of the
     Project pursuant to Section 4 above. Such property insurance required to be provided by Lessor will include an express waiver of subrogation by the insurer in favor of Lessee

19. ASSIGNMENT/SUBLETTING: This Lease may not be assigned nor may Lessee sublet the Premises, without Lessor's prior written consent, which shall not be unreasonably witheld. As a condition to consent, Lessor may require that any assignee or sub-Lessee shall affirmatively assume all subsequent obligations of
Lessee thereunder. Notwithstanding the foregoing, the assignment this Lease or the subletting of the Premises or any part thereof to a wholly owned subsidiary of Lessee's parent corporation (an "Affiliate") shall not be prohibited and shall not require the consent of Lessor. Assignment or subletting shall not, however, abrogate or lesson Lessee's obligations thereunder nor constitute a release therefrom, and any dealings or communications between Lessor and a sub-Lessee or assignee shall not be deemed a waiver of Lessee's obligations thereunder.

20. LESSEE'S DEFAULT: The occurrence of any of the following shall constitute an event of default on the part of Lessee hereunder ("Event of Default")

     a. RENT PAYMENT DEFAULT: The failure to pay any Rent or other sum deemed as additional Rent hereunder, within ten (10) calendar days after the due date;

     b. OTHER PAYMENT DEFAULT: The failure to pay and provide to Lessor within ten (10) calendar days after a written request by Lessor, with evidence of payment of any tax, assessment, water rate or other public dues, charge, levy, fee or imposition of every kind and nature, which have become due and payable out of or in respect of, or become a lien on the Premises or any part thereof, which are payable by the Lessee hereunder, Unless such non-payment is otherwise allowable hereunder;

     c. OTHER DEFAULT: If Lessee shall have failed to cure a default in the performance of any obligation of Lessee under the Lease (except the payment of Rent and sums deemed additional Rent) within twenty (20) days after written notice thereof from Lessor, but notwithstanding the foregoing, if the nature of any default, other than a default in the payment of Rent or the obligation to maintain casualty and liability insurance, is such that said default can not be cured within twenty (20) days, despite the exercise of reasonable diligence in the prosecution of the curing of such default, then, in that event, Lessee shall have such period as is reasonably required to cure such default using reasonable diligence in the prosecution of the curing of such default, provided Lessee commences the curing of such default within such twenty (20) day period and proceeds thereafter, with reasonable diligence to cure such default;

     d. ASSIGNMENT FOR BENEFIT OF CREDITORS: An assignment by Lessee of all or substantially all of its property for the benefit of creditors;

     e. APPOINTMENT OF RECEIVER, TRUSTEE OR LIQUIDATOR: The appointment of a receiver, trustee, or liquidator for Lessee, or any of the property of
     Lessee, If within five (5) business days of such appointment Lessee does not inform Lessor in writing that Lessee intends to cause such appointment to be discharged or Lessee does not thereafter diligently prosecute such discharge to completion within sixty(60) days after the date of such appointment;

     f. PETITION IN BANKRUPTCY: The filling by Lessee of a voluntary petition under any federal bankruptcy law or under the law of any state to be adjudicated as bankrupt or for any arrangement or other debtor's relief, or in the alternative, if any such petition is involuntarily filed against
     Lessee by any other party and Lessee does not within five (5) business days of any such filling inform Lessor in writing of the intent by Lessee or to cause such petition to be dismissed, if Lessee does not thereafter diligently prosecute such dismissal, or if such filling is not dismissed within sixty (60) days after filling thereof.

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     g. FAILURE REGARDING INSURANCE: The failure to obtain and keep in force the insurance required by Sections 18 and 19, or to timely deliver evidence thereof to Lessor within ten (10) days after Lessor has made a written demand for evidence thereof;

     h. ASSIGNMENT OR SUBLET WITHOUT CONSENT: If the Premises or any portion thereof is assigned or sublet, without the prior written consent of Lessor.
     Except as otherwise provided in Section 19.

21. LESSOR REMEDIES ON LESSEE'S DEFAULT: If an Event of Default occurs, Lessor shall have the rights and remedies hereinafter set forth.

     a. TERMINATE LEASE: Lessor may terminate this Lease by giving to Lessee notice of Lessor's election to do so, in which event the Term of this Lease shall end, and all right, title and interest of Lessee hereunder shall expire on the date stated in such notice. In the event of termination of the Lease as a result of Lessee's default, Lessee shall nonetheless remain liable for performance of its obligations herein.

     b. TERMINATE POSSESSION: Lessor may terminate that right of Lessee to possession of the Premises without terminating this Lease by giving notice to Lessee that Lessee's right of possession shall end on the date stated in such notice, whereupon the right of Lessee to possession of the Premises or any part thereof shall cease on the date stated in such notice.

     c. EXERCISING OF REMEDIES: If Lessor exercises any of the remedies provided for in subsections a or b above, Lessee shall surrender possession and vacate the Premises and Immediately deliver possession thereof to Lessor, and Lessor may re-enter and take complete and peaceful possession of the
     Premises, with or without process of law, full and complete license so to do being hereby granted to Lessor, and Lessor may remove all occupants and property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without relinquishing Lessor's right to Rent or any other right given to Lessor hereunder or by operation of law.

     d. ENFORCEMENT OF RIGHTS: Lessor may enforce the provisions of this Lease and may enforce and protect the rights of Lessor hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Lessee under any of the provisions of this Lease.

     e. RECOVERY OF AMOUNTS DUE; REENTRY OR REPOSSESSION: If Lessor terminates the right of Lessee to possession of the Premises without terminating this
     Lease; Lessor shall have the right to immediate recovery of all amounts then due hereunder. Such termination of possession shall not release Lessee or any other party obligated therefor. In whole or in part, form Lessee's obligation to pay the Rent hereunder for the full Term, and Lessor shall have the right, from time to time, to recovery from Lessee, and Lessee shall remain liable for, all Rent, sums deemed additional Rent, and any other sums accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated and of the Term, in any such case Lessor may relet the Premises or any part thereof for the account of Lessee for such rent, for such time (which may be for a term extending beyond the Term of this Lease) and upon such terms as Lessor shall determine and collect the rents from such reletting. Lessor may make reasonable repairs, alterations and additions in or to the
     Premises to the extent deemed necessary or desirable by Leasor. The rents from any such reletting shall be applied first to the payment of the expenses of reentry, repair and alterations and the reasonable expenses of reletting (including customary brokers' commission and reasonable attorney's fees), and second to the payment of Rent herein provided to be paid by Lessee. Any excess or residue shall operate only as an offsetting credit against the amount of the Rent due and owing as the same thereafter becomes due and payable hereunder, and the use of such offsetting credit to reduce the amount of Rent due Lessor. If any, shall not be deemed to give
     Lessee any right, title or interest in or to such excess or residue, and any such excess or residue shall belong to Lessor solely, and in no

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     event shall Lessee be entitled to a credit on its obligations to Lessor in excess of the aggregate sum which would have been paid by Lessee for the period for which the credit to Lessee is being determined, had no Event of
     Default occurred. No such reentry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of lessee or as an election on Lessor's part to terminate this Lease, unless a written notice of such intention shall be given to Lessee, or shall operate to release Lessee in whole or in part from any of Lessee's obligations hereunder, and Lessor may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

22. CUMULATIVE REMEDIES: The rights and remedies provided in this Lease are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

23. TIME IS OF THE ESSENCE: It is understood and agreed between the parties hereto, that time is of the essence in this Lease and this applies to all terms and contained herein.

24. SURRENDER OF POSSESSION BY LESSEE: Upon the expiration or termination of this Lease, Lessee will deliver up and surrender to the Lessor possession of the
Premises together with all fixtures, alterations, additions and improvements, which may have been made in, on or to the Premises upon the expiration or termination of this Lease, in as good condition and repair as the same shall be at the commencement of said term (loss by fire and ordinary wear and decay excepted) and all air condition, heating, and other mechanical equipment of every nature, whether or not installed by Lessee, shall be in good working order. Lessee shall ascertain from Lessor at least thirty (30) days before the end of the then term of this Lease whether Lessor desires to have the Premises or any part thereof restored to the condition in which it was originally delivered to Lessee (reasonable wear and tear excepted) and if Lessor shall so desire, then Lessee at its own cost and expense, shall restore the same and/or make the necessary repairs before the end of the term. If Lessee is not in default under the terms of this Lease, all trade fixtures and equipment owned by the Lessee and installed or placed by it upon the Premises or other property specifically removable pursuant to Paragraph 9 herein, may be removed by the
Lessee at any time during the term or on the expiration thereof. Lessee agrees to repair any damage to the building occasioned by such removal, Lessee shall, upon termination of its tenancy, return to the Lessor, all keys to the demised
Premises, either furnished to or otherwise procured by Lessee.

25. HOLDOVER BY LESSEE: If Lessee refuses to give up possession of the Premises, upon the termination of this Lease, Lessor, pursuant to Section 83.08 of the
Florida Statutes, shall be entitled to double the monthly rental installment and the acceptance of the aforesaid sum as and for use and occupancy of the Premises shall not be deemed to have waived any of the rights, remedies or privileges of
Lessor provided elsewhere in this Lease or by virtue of law. Lessee shall indemnity Lessor against loss or liability resulting from the delay by Lessee in surrendering the Premises including, without limitation, any claims made by any succeeding occupancy founded on such delay.

26. DESTRUCTION OR DAMAGE TO PREMISES: If through no fault, neglect or design of
Lessee, the Premises are destroyed by fire of other casualty or damage to such an extent as to render them unfit for occupancy, and the same are incapable of being reconstructed within one hundred twenty (120) days from the date of such fire or other casualty, then this Lease shall be canceled. If, however, the
Premises can be repaired within one hundred twenty (120) days from the date of such fire or other casualty, then, at the option of the Lessor and if casualty insurance proceeds are available to do so and are released to Lessor by the insurer, this Lease shall not be canceled and Lessor shall notify Lessee within thirty (30) days from the date of fire or casualty, of Lessor's election. In the event Lessor so elects to repair and/or restore the Premises, Lessor shall thereafter commence the repair and restoration of the Premises as soon as is reasonably practicable and shall thereafter prosecute such repair and restoration with reasonable diligence, Lessee shall be entitled to such reduction or remission of rent during the period from the date of such casualty until the Premises are repaired and reconstructed that shall be proportional, based on the amount of unusable, damaged space as a fraction of the square footage in the Premises. If, however, Lessor elects not to restore the Premises, or the reconstruction and restoration of

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the Premise may exceed a period of one hundred twenty (120) days from the date of such fire or casualty, Lessee may, at Lessee's option, avoid such lease cancellation and reconstruct the Premises and repair the damage to the same, by agreeing to pay any sums beyond the proceeds of insurance available for reconstruction. In such event, Lessee may rebuild the destroyed improvements and
Lessor shall deliver the insurance proceeds to Lessee for such purpose on a monthly basis, upon receipt of reasonable proof of the incurring of expenses by
Lessee in the reconstruction of the damaged or destroyed improvements and the payment therefore by Lessee. Lessee shall also be entitled to such reduction or remission of Rent during the period from the date of such casualty until the
Premises are repaired and reconstructed that is proportional to the square footage of the Premises destroyed and rendered wholly unusable by such casualty and reconstruction. Notwithstanding the foregoing, in the event the Premises are encumbered by a mortgage, then the determination of the mortgages with respect to rebuilding and use of insurance proceeds shall prevail.

27. CONDEMNATION: If the Premises shall be taken by or pursuant to governmental authority or through exercise of the power of eminent domain, either totally or such part as renders that remainder inadequate and unsuitable for the purpose describe herein, this Lease shall terminate as of the date of taking. In consideration of the loss of Lease rights and benefits by Lessor, Lessee shall have no claim against Lessor for the value of any unexpired term. Nothing in this provision shall be construed to diminish Lessor's rights to full compensation for the loss of any value associated with the remaining term of the
Lease. If only part of the Premises is so taken and the remainder is adequate and suitable for the continued business activities and operations of Lessee, or can be rendered adequate and suitable for such continued business activities and operations by reasonable expenditure, this Lease shall continue in force except that the Rent shall be reduced to reflect any loss in space. The decision as to whether such partial condemnation leaves the remaining Premises adequate and suitable for the continued business activities of Lessee shall be in Lessee's sole judgment and total discretion. In the event that the Lease is not terminated, Lessor shall bear the reasonable expense of restoration necessary to make the Premises adequate and suitable, provided Lessee and Lessor reach agreement upon the scope of any such restoration, and agree upon other amendments to the Lease that relate to the taking. Lessor shall be entitled to receive all compensation, damages, or awards for the taking except that Lessee's business damages and except that any compensation or awards for the taking of a fixture or other improvement installed by Lessee at Lessee's expense which constitutes an improvement to the real estate, shall be prorated between Lessor and Lessee, so the Lessee receives the percentage that the remaining portion of the Lease term bears to the remaining useful life of the fixture. If the fixture is to be restored, as provided above, both Lessor's and Lessee shares shall be applied to the cost thereof.

28. MECHANIC'S LIENS: Notice is hereby given that Lessor shall not be liable for any work, labor, or materials furnished, or to be furnished, upon credit to or for Lessee or anyone claiming under Lessee, and that no mechanic's or other lien for any such work, labor or materials shall attach to or affect the title or interest of Lessor in and to the Premises. Lessee shall not do or suffer anything to be done whereby the Premises may be encumbered by any mechanic's lien. If any mechanic's lien or notice of claim thereof is filed against the
Premises with respect to work, labor, or materials furnished or to be furnished to Lessee or anyone claiming under Lessee, Lessee shall, within thirty (30) days from date of filing, cause the same to be withdrawn, discharged, or removed, by deposit, bonding proceeding or otherwise. If Lessee fails to do so, Lessor may do so, and may pay any judgment recovered by any such lienor. Lessee shall immediately reimburse Lessor for all amounts paid (including expenses) pursuant to this paragraph, which amount shall be additional Rent and immediately due,
Lessee agrees to execute a memorandum of lease setting forth the foregoing provision and to permit the recordation of same in the Public Records of
Pinellas County, Florida, In accordance with the provisions of Section 713.10,
Florida Statutes.

     THE INTEREST OF THE LESSOR SHALL NOT, UNDER ANY CIRCUMSTANCES, BE SUBJECT
     TO LIENS FOR IMPROVEMENTS MADE BY THE LESSEE.

29. LESSOR'S LIEN. In additional to the statutory lien provided by Florida law, all personal property, equipment and/or inventory, of the Lessee ("LESSEE'S
PROPERTY"), which may at any time be upon the Premises, whether exempt from execution or not, shall, in the event of a default by Lessee, under the

Page 10 of 16 Pages.

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Provisions of this Lease, be subject to a lien in favour of Lessor for payment of the rental herein reserved or any amount required to be paid herein, and for any damages arising from any breach by Lessee or any of the covenants, or agreements of this Lease to be by these performed, and Lessee hereby grants a security interest in said Lessee's Property as security for same.
Notwithstanding the foregoing, such lien shall be secondary and inferior to any purchase money lien and any lien granted or placed by Lessee on said Lessee's
Property, in favor of any institutional or purchase money lender, with respect to any debt or other obligation of Lessee incurred by Lessee in the financing of its business operations. To the extent required by any such institutional or purchase money lender. Lessor agrees that property purchased by funds loaned by an institutional or purchase money lender shall be exempt from Lessor's lien.
Property sold by Lessee in the ordinary course of its business will likewise be exempt from the landlord's lien upon the sale of such property. Lessee agrees, upon request of Lessee, to execute a written acknowledgement of the subordination and/or exemption of any of the foregoing property from such Lessor lien. Lessee further authorizes Lessor to file an appropriate financing statement in the state of Lessee's incorporation as well as a notice of such filling in the State of Florida as evidence of the security interest granted herein.

30. HAZARDOUS MATERIALS: Lessee's handling and disposal of Hazardous Waste shall be in compliance with Industrial standards, and all applicable State, Federal,
City and County regulations and codes. As used in this section, the term
"Hazardous Waste" means:

     a. Those substances defined as "hazardous substances," "hazardous materials," "toxic substances," "regulated substances," or "solid waste" in the Toxic Substance Control Act, 15 U.S.C. Section 2601 et. seq., as now
     existing or hereafter amended ("TSCA"), the Comprehensive Environmental
     Response, Compensating, and Liability Act of 1980, 42 U.S.C. section 9801
     et. seq., as now existing or hereafter amended ("CERCLA"), the Resource,
     Conservation and Recovery Act of 1978, 42 U.S.C. Section 6901 et. seq., as
     now existing or hereafter amended ("RCRA"), the Federal Hazardous
     Substances Act, 15 U.S.C. section 1261 et. seq., as now existing or hereafter amended ("FHSA"), the Occupational Safety and Health Act of 1970,
     29 U.S.C. section 661 et. seq., as now existing or hereafter amended
     ("OSHA"), the Hazardous Materials Transportation Act, 49 U.S.C. section
     1801 et. seq., as now existing or hereafter amended ("HMTA"), and the rules and regulations now in effect or promulgated hereafter pursuant to each law referenced above;

     b. Such other substances, mixtures, materials and waste which are regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state or local laws or regulations (all of the foregoing collectively referred to as "Environmental Laws").

31. ENVIRONMENTAL INDEMNIFICATION: Lessee for itself and its successors and assigns undertakes to protect, indemnify, save and defend Lessor its agents, employees, directors, officers, shareholders, affiliates, consultants, independent contractors, successors and assigns (collectively, the
"Indemnitees") harmless from any and all liability, loss, damage and expense, including reasonable attorneys' fees, claims, suits and judgments that Lessor or any other Indemnitee, whether as Lessor or otherwise, may incur as a result of:

     a. The violation by Lessee or Lessee's agents, employees, invitees, licensees or contractors of any Environmental Law, including the assertion of any lien thereunder and any suit brought or judgment rendered regardless of whether the action was commenced by a citizen (as authorized under the
     Environmental Laws) or by a government agency but only to the extent any such violation was the direct cause of liability to the indemnitee(s);

     b. To the extent caused directly or indirectly by Lessee or Lessee's agents, employees, invitees, licensees or contractors, any spill or release of or the presence of any Hazardous Waste in violation of applicable law affecting the Project whether or not the same originates or emanates from the Project or any contiguous real estate, including any loss of value of the Project as a result of a spill or release of or the presence of any Hazardous Waste;

     c. To the extent caused, directly or indirectly by Lessee or Lessee's agents, employees, invitees, licensees or contractors, any other matter affecting the Project within the jurisdiction of

Page 11 of 16 Pages.

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     the United States Environmental Protection Agency, any governmental agency of the State of Florida having jurisdiction, including costs of investigations, remedial action, or other response costs whether such costs are incurred by the United States Government, the State of Florida, or any
     indemnitee;

     d. To the extent caused, directly or indirectly by Lessee or Lessee's agents, employees, invitees, licensees or contractors, liability for clean-up costs, fines, damages or penalties incurred pursuant to the provisions of any applicable Environmental Law; and

     e. To the extent caused, directly or indirectly by Lessee or Lessee's agents, employees, invitees, licensees or contractors, liability for personal injury or property damage arising under any statutory or common-law tort theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance, or for the carrying of an abnormally dangerous activity, and response costs.

32. RULES AND REGULATIONS

     a. Lessee will faithfully observe and comply with any Rules and Regulations promulgated by Lessor for the Project and Lessor reserves the right to modify and amend them as it reasonably deems necessary. Current Rules and
     Regulations, if any, are attached hereto and made a part hereof as
     Addendum D.

     b. In the event that Lessee fails to cure any violations of such Rules and
     Regulations following fifteen (15) days written notice by Lessor (of if such cure cannot be effected in said fifteen (15) day period, if Lessee fails to commence and diligently cure said violation), such failure to cure shall be deemed a material breach of this Lease by Lessee.

33. FEES AND EXPENSES OF ACTIONS: If any arbitration proceeding, administrative proceeding or any legal action, at law or in equity (an "ACTION"), is commenced, including an Action for declaratory relief, to enforce or interpret the terms of this Lease, or any document or instrument executed in connection with or pursuant to this Lease, or involving any controversy or claim between or among the parties to this Lease, whether sounding in contract, tort or statute, whether through arbitration, process bankruptcy, receivership or other judicial or administrative proceeding, the prevailing party in such Action
(the "PREVAILING PARTY") shall be entitled to recover reasonable attorney's fees, paralegal's costs, expert witness and consulting expert fees and costs, and other expenses costs and necessary disbursements incurred by such Prevailing
Party in the investigation, preparation, pursuit or defence of any claim asserted by any party in such Action (including allocated costs for in-house legal services), in addition to any other relief to which the Prevailing Party may be otherwise entitled, at law or hereunder, in the amount determined by the fact-finder(s) or arbitrator(s).

34. WAIVER: Failure to strictly and promptly enforce the terms and/or conditions of this Lease shall not operate as a waiver of the either party's rights, both party's expressly reserving the right to always enforce any or all of the terms and/or conditions of this Lease, regardless or any indulgences or extensions previously granted. The receiving by Lessor or Lessor's representative of any rent in arrears or after notice or institution of any suit for possession, or for cancellation of this Lessee, will not be considered as a waiver of such notice of suit, or of any of the rights of Lessor.

35. SURVIVORSHIP: All of the provisions hereof shall bind and to inure to the benefit of parties hereto their respective heirs, legal representatives, successor, and assigns. If more than one person firm, corporation, or other entity is executing, this Lease as Lessee, then all of said entities shall be jointly and severally liable thereunder.

36. SECTION CAPTIONS: The captions appearing under the section numbers designations of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

Page 12 of 16 Pages.

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37. LEASE EXECUTION: If Leasee shall be a corporation, the authorized officers must sign on behalf of the corporation. The Lease must be executed by the president, vice-president, secretary or assistant secretary, unless the by-laws or a resolution of the board of directors shall otherwise provide, in which event, the by-laws or a certified copy of the resolution, as the case may be, must be furnished.

38. COUNTERPARTS: This Lease may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall be construed together and shall constitute one instrument.
This Lease shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as signatories.

39. EXECUTION AND DELIVERY BY FACSIMILE TRANSMISSION: If this Lease or any document executed in connection with the Lease is delivered by facsimile or similar instanteneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen (a "fax"), such execution and delivery shall be considered valid, binding and effective for all purposes as an original document. Additionally, the signature of any party on this document transmitted by way of a facsimile machine shall be considered for all purposes as an original signature. Any such faxed document shall be considered to have the same binding legal effect as an original document. At the request of any party, any faxed document shall be re-executed by each signatory party in an original form.

40. EXECUTION OF OTHER DOCUMENTS; FURTHER ACTION: Each party shall, on demand, execute or obtain such other documents or instruments and corrective filings or instruments and use all commercially reasonable efforts to do or cause such other things as may be reasonably necessary or desirable to effect the provisions and purposes of this Lease.

41. ENTIRE AGREEMENT: This Lease, together with any schedules and other documents to which it refers, supersedes any and all other agreements, either oral or in writing, between or among the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to said matter. Each party to this Lease acknowledges that no representations, inducements, promises or agreement, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not invited herein and that no other agreement, statement or promise not contained in this Lease shall be valid or binding.

42. AMENDMENT: This Lease shall not be amended, modified, superseded or cancelled unless in writing and signed by the parties referring to this Lease and demonstrating intent to so amend, modify, supersede or cancel it.

43. FORCE MAJEURE: To the extent that a party's performance is prevented or delayed, either totally or in part, for reasons beyond that party's control, then that party will not be liable, so long as such party resumes performance as soon as is practicable after the reason preventing performance no longer exists.
The financial condition of Lessor or Lessee shall not be considered a condition beyond control of the applicable party.

44. GENDER AND NUMBER: Unless otherwise required by context, the genders shall include each other and the singular shall include the plural and the plural the singular.

45. SCHEDULES, ADDENDA, EXHIBITS AND ATTACHMENTS: All schedules, addenda, exhibits and attachments and other documents or items identified as being attached hereto (the "Attachments") shall be a part of this Lease for all purposes. Attachments may be changed from time to time as the parties may agree.
When Attachments are changed, they shall be redrafted in accordance with agreed changes, dated as of the effective date of such change and signed by the parties. Copies of changed Attachments shall be furnished to each party and such changed Attachments shall become a part of this Lease for all purposes. An
Attachment, which has been changed, shall cease to be a part of this Lease, and the most recently dated Attachment signed by all parties, shall govern.

46. APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the internal laws of the State of Florida without regard to the conflict of laws of such State. Venue for any action brought in connection with this Lease, including any action against any Guarantor in the event of

Page 13 of 16 Pages.

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Lessee's default, shall be brought in the appropriate state court in and for
Pinellas County, Florida, and the Lessee and any Guarantors hereby submit to the jurisdiction of said courts.

47. RADON. Radon gas is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed State and
Federal guidelines have been found in buildings in Florida. Additional
Information regarding radon and radon testing may be obtained from your county public health unit.

In Witness Whereof, the parties hereto have executed this instrument for the purpose herein expressed, the day and year above written.

WITNESSES:                              LESSOR:

/s/ Angela Kim                          WILEY PROPERTIES, INC.
-------------------------------------
Printed Name: Angela Kim

/s/ Kelli Hanson                        By: /s/ Wesley J Wiley
-------------------------------------       ------------------------------------
Printed Name: Kelli Hanson              Printed Name:  Wesley J Wiley
                                        Its: Pres.

                                        LESSEE:

-------------------------------------   HADCO METAL TRADING CO., LLC
Printed Name: _______________________

/s/ Ayelet Michaeli                     By: /s/ Glad Fishman
-------------------------------------       ------------------------------------
Printed Name: AYELET MICHAELI           Printed Name: Glad Fishman
                                        Its: CEO

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                                   ADDENDUM A

                                SITE PLAN SKETCH

                                [GRAPHIC OMITTED]

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                                   ADDENDUM B

                             RENT ADJUSTMENT RIDER

This is a Rent Adjustment Rider to that certain Lease having a Commencement Date of March 15, 2007, (the "LEASE") between Wiley Properties, Inc. ("LESSOR") and
Hadco Metal Trading Co., LLC ("LESSEE").

All words and phrases used herein shall have the same meaning and context and shall be given the same Interpretation as such words and phrases are used. In the Lease and all Defined Terms and Definitions set forth therein shall apply to such words and phrases when used herein.

RENT ADJUSTMENT. The Base Monthly Rent shall be adjusted annually, on each anniversary of the Lease Commencement Date (the "ADJUSTMENT DATE"), to reflect increases in the Consumer Price index for "All Urban Consumers, U.S. City
Average, All items," issued by the Bureau of Labor Statistics of the United
States Department of Labor (the "INDEX"), unless a comparable index issued by the Bureau of Labor Statistics of the United States Department of Labor is
available for Pinellas County, Florida (the "COUNTY INDEX"), in which event, the
Pinellas index shall be used.

a.   The adjustments in the Base Monthly Rent shall be determined by multiplying the Rent specified in the Lease (without respect to any sums deemed additional rent) ("INITIAL BASE RENT") by a fraction, the numerator of which is the most recently published index available one month prior to the adjustment (the "CURRENT INDEX") and the denominator of which is the index number for the first month of the first year of the Initial Term (the "BASE
     INDEX"). If the producet is greater than the Initial Base Rent Leases shall pay this greater amount as Rent from the Adjustment Date until the next rental adjustment. Rent shall never be less than the Initial Base Rent.

b.   Lessor shall notify Lessee of each adjustment to Rent no later than thirty
     (30) days after the Adjustment Date. Any increased Rent due as a result of such adjustment, which has accrued prior to such notification, shall be due on the next regularly scheduled Rent payment date.

If the United States Department of Labor cease to publish such index for whatever reason, then the parties will use the most comparable index for measuring the periodic increases in costs of consumer goods. If the parties cannot agree as to a comparable index, the parties shall submit the issue to the accounting firm of Ernst & Young, LLP, whose decision with respect to such issue shall be final and binding upon the parties and whose costs charged in connection with making such determination shall become equally by the parties hereto. Any adjustment resulting from the decision of Ernst & Young shall acorue as of the applicable Adjustment Date.

                                                                /s/ GF
------------------------------                         -------------------------
(Lessor's Initials)                                    (Lessee's Initials)

Page 16 of 16 Pages